Exhibit 5.1

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Tel 212.351.4000
www.gibsondunn.com

Client: 19783-00043
September 16, 2016
Celanese Corporation
Celanese US Holdings LLC
222 W. Las Colinas Blvd., Suite 900N
Irving, TX 75039

Re:	Celanese Corporation
Celanese US Holdings LLC
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Celanese Corporation, a Delaware corporation (the “Parent”), Celanese US Holdings LLC, a Delaware limited liability company (the “Company”), and certain direct and indirect wholly-owned subsidiaries of the Parent listed as co-registrants thereto (the “Subsidiary Guarantors” and, collectively with the Parent, the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment, dated as of the date hereof, to the Registration Statement on Form S-3, dated as of February 7, 2014 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the guarantees of the Company’s unsecured senior debt securities by Celanese Sales U.S. Ltd., a wholly-owned subsidiary of the Company (the “Guarantees”).
In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of forms of the Guarantees and such other documents, corporate records, certificates of officers of the Company, the Parent, the Subsidiary Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Parent, the Subsidiary Guarantors and others.

Celanese Corporation
Celanese US Holdings LLC
September 16, 2016

We have assumed without independent investigation that:
(i)at the time any Guarantees are issued pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;
(ii)at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Guarantees issued thereby and all related documentation and will comply with all applicable laws;
(iii)all Guarantees will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;
(iv)at the Relevant Time, all corporate or other action required to be taken by the Company, the Parent or any Subsidiary Guarantor to duly authorize each proposed issuance of Guarantees and any related documentation shall have been duly completed and shall remain in full force and effect;
(v)at the Relevant Time, the trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the applicable indenture trustee on Form T-1 shall have been properly filed with the Commission;
(vi)at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Guarantees issued will have been duly authorized by all necessary corporate or other action of the Company, the Parent and/or each Subsidiary Guarantor and duly executed and delivered by the Company, the Parent and/or each Subsidiary Guarantor and the other parties thereto.
Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:
1.With respect to any Guarantees, when:

a.
the terms and conditions of such Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the Indenture, dated as of May 6, 2011, among the Company, the Parent and Wells Fargo Bank, National Association, as indenture trustee (the “Senior Base Indenture”); and

Celanese Corporation
Celanese US Holdings LLC
September 16, 2016

b.	any such supplemental indenture has been duly executed and delivered by the Company, the Guarantors and the trustee (together with the Senior Base Indenture, the “Indenture”).
such Guarantees will be legal, valid and binding obligations of the Guarantor, enforceable against such Guarantor in accordance with their respective terms.
The opinion expressed above is subject to the following exceptions, qualifications, limitations and assumptions:
A.We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.
B.The opinion above with respect to the Guarantees is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
C.We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture or any Guarantee of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any Guarantee of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in the Indenture or any Guarantee waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and

Celanese Corporation
Celanese US Holdings LLC
September 16, 2016

may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP